EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Amwest Imaging Incorporated (the "Company") on Form 10-Q for the period ending November 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jason Gerteisen, Chief Executive Officer and Chief Accounting Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Jason Gerteisen
------------------------------------
Jason Gerteisen
President, Chief Executive Officer,
Chief Accounting Officer, Secretary,
and Director

Dated: January 13, 2012